                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. J. Sanders III and Robert J. Rivet, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Advanced Micro Devices, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 30, 2001, and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Signature                                  Title                                    Date
---------                                  -----                                    ----

      /s/ W. J. Sanders III                 Chairman of the Board and Chief         February 28, 2002
--------------------------------------      Executive Officer
         W. J. Sanders III

      /s/ Hector de J. Ruiz                 Director,                               March 6, 2002
--------------------------------------      President and Chief Operating Officer
         Hector de J. Ruiz

      /s/ Robert J. Rivet                   Senior Vice President, Chief Financial  March 6, 2002
-----------------------------               Officer (Principal Financial Officer)
         Robert J. Rivet

      /s/ Friedrich Baur                    Director                                March 3, 2002
--------------------------------------
         Friedrich Baur

      /s/ Charles M. Blalack                Director                                February 28, 2002
--------------------------------------
         Charles M. Blalack

      /s/ R. Gene Brown                     Director                                March 4, 2002
-----------------------------
         R. Gene Brown

      /s/ Robert Palmer                     Director                                March 1, 2002
--------------------------------------
         Robert Palmer

      /s/ Joe L. Roby                       Director                                March 5, 2002
--------------------------------------
         Joe L. Roby

      /s/ Leonard Silverman                 Director                                February 28, 2002
--------------------------------------
         Leonard Silverman